Exhibit 10.26

COMMERCIAL LEASE

This lease is made between 109 LONG WHARF LLC, herein called Lessor, and Phoenix Bulk Carriers (US) LLC, herein called Lessee.

Lessee hereby offers to lease from Lessor the premises situated at 109 Long Wharf, Newport, Rhode Island, upon the following TERMS and CONDITIONS:

TERM and RENT

Lessor demises the above premises for a term of ten years, commencing on November 1, 2011and terminating on October 31, 2021 or sooner as provided herein at the annual rental of one hundred and twenty thousand dollars ($ 120,000) payable in equal installments in advance on the first day of each month and no later than the tenth day of said month, for that months rental, during the term on this lease. All rental payments shall be made to Lessor at the address which shall be designated by the Lessor from time to time.

USE

Lessee shall use and occupy the premises for the express purpose of office for ship management and chartering. The premises shall be used for no other purpose. Lessor represents that the premises may lawfully be used for such purpose.

CARE and MAINTENANCE of PREMISES

Lessee acknowledges that the premises are in good order and repair, unless otherwise indicated herein. Lessee shall, at his own expense and at all times, maintain the premises in good and safe condition, including plate glass, electrical wiring, plumbing and heating installations and any other system or equipment upon the premises, and shall surrender the same at termination hereof, in as good condition as received, normal wear and tear excepted. Lessee shall be responsible for all repairs required, excepting the roof, exterior walls, and structural foundations.

ALTERATIONS

Lessee shall not, without first obtaining the written consent of Lessor, make any alterations, additions, or improvements, in, to or about the premises.

ORDINANCES and STATUTES

Lessee shall comply with all statutes, ordinances and requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the premises, occasioned by or affecting the use thereof by Lessee.

ASSIGNMENT and SUBLETTING

Lessee shall not assign this lease or sublet any portion of the premises without prior written consent of the Lessor, which shall not be unreasonably withheld. Any such assignment or subletting without consent shall be void and, at the option of the Lessor, may terminate this lease.

UTILITIES

All applications and connections for necessary utility services on the demised premises shall be made in the name of Lessee only, and Lessee shall be solely liable for utility charges as they become due, including those for sewer, water, gas electricity, and telephone services.

ENTRY and INSPECTION

Lessee shall permit Lessor or Lessors agents to enter upon the premises at reasonable times and upon reasonable notice, for the purpose of inspecting the same, and will permit Lessor at any time within sixty (60) days prior to the expiration of this lease, to place upon the premises any usual To Let or For Lease signs, and permit persons desiring to lease the same to inspect the premises thereafter.

POSSESSION

Should Lessor be unable to deliver possession of the premises at the commencement hereof, Lessor shall not be liable for any damage causes thereby, nor shall this lease be void or voidable, but Lessee shall not be liable for any rent until possession is delivered. Lessee may terminate this lease if possession is not delivered within sixty days of the commencement of the term hereof.

INDEMNIFICATION of LESSOR

Lessor Shall not be liable for any damage of injury to Lessee, or any other person, or of any property, occurring on the demised premises or any part thereof, and Lessee agrees to hold Lessor harmless form any claim for damages, no matter how caused.

INSURANCE

Lessee, at his expense, shall maintain plate glass and public liability insurance including bodily injury and property damage insuring Lessee and Lessor with Minimum coverage as follows: One million dollars of general liability coverage.

Lessee shall provide Lessor with a Certificate of Insurance showing Lessor as additional insured The Certificate shall provide for a ten-day written notice to Lessor in the event of cancellation of material change of coverage. To the maximum extent permitted by insurance policies, which may be owned by Lessor or Lessee, Lessee and Lessor, for the benefit of each other, waive any and all rights of subrogation that might otherwise exist.

EMINENT DOMAIN

Should the premises or any part thereof or any estate therein, or any other part of the building materially affecting Lessees use of the premise, shall be taken by eminent domain, this lease shall terminate on the date when title vests pursuant to such taking. The rent, and any additional rent, shall be apportioned as of the termination date, and any rent paid for any period beyond that date shall be repaid to Lessee. Lessee shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Lessee may file a claim for any taking of fixtures and improvements owned by Lessee, and for moving expenses.

DESTRUCTION of PREMISES

Should an occurrence of a partial destruction of the premises during the term hereof, from any cause, Lessor shall forthwith repair same, provided that such repairs can be made within sixty (60) days under existing governmental laws and regulations, but such partial destruction shall not terminate this lease, except that Lessee shall be entitled to a proportionate reduction of rent while such repairs are being made, based upon the extent to which the making of such repairs shall interfere with the business of Lessee on the premises. If such repairs cannot be made within said sixty (60) days, Lessor, at his option, may make the same within a reasonable time, this lease continuing in effect with the rent proportionately abated as aforesaid, and in the event that Lessor shall not elect to make such repairs which cannot be made within sixty (60) days, this lease may be terminated at the option of either party. In the event that the building in which the demised premises may be situated is destroyed to an extent of not less than one-third of the replacement costs thereof, Lessor may elect to terminate this lease whether the demised premises be injured or not. A total destruction of the building in which the premises may be situated shall terminate this lease.

LESSORS REMEDIES on DEFAULT

Should Lessee default in the payment of rent, or any additional rent, or defaults in the performance of any of the other covenants or conditions hereof, Lessor may give Lessee notice of such default and if Lessee does not cure any such default within thirty days, after the giving of such notice (or if such other default is of such nature that it cannot be completely cured within such period, of Lessee does not commence such during within said thirty days and thereafter proceed with reasonable diligence and in good faith to cure said default), then Lessor may terminate this lease on not less than ninety days notice to Lessee. On the date specified in such notice the term of this lease shall terminate, and Lessee shall then quit and surrender the premises to Lessor, but Lessee shall remain liable as hereinafter provided. If this lease shall have been so terminated by Lessor, Lessor may at any time thereafter resume possession of the premises by any lawful means and remove Lessee of other occupants and their effects. No failure to enforce any term shall be deemed a waiver.

SECURITY DEPOSIT

Lessee shall deposit with Lessor upon the signing of this lease the sum of Ten Thousand Dollars $10,000 as security deposit for the performance of Lessees obligations under this lease, including without limitation, the surrender of possession of the premises to Lessor as herein provided. If Lessor applies any part of the deposit to cure any default of Lessee, Lessee shall on demand deposit with Lessor the amount so applied so that Lessor shall have the full deposit in hand at all times during the term of this lease.

TAX INCREASE

Should there be an increase in taxes during any year of the term of this lease in the City, County, or State real estate taxes over and above the amount of such taxes assessed for the tax year during which the term of this lease commences, whether because of increased rate of valuation, Lessee shall pay to Lessor upon presentation of paid tax bills an amount equal to 100 % of the increase in taxes upon the land and building in which the leased premises are situated. In the event that such taxes are assessed for a tax year extending beyond the term of the lease, the obligation of Lessee shall be proportionate to the portion of the lease term included in such year.

ATTORNEY FEES

Should a lawsuit be necessary for the recovery of the premises, or for any sum due hereunder, or because of any act which might arise out of the possession of the premises, by either party, the prevailing party shall be entitled to all costs incurred in connection with such action, including a reasonable Attorneys fee.

NOTICES

Notices given, or that might be required to be given by either party shall be accomplished by mailing same postage prepaid, to Lessee at the premises, or Lessor at the address shown below, or at such other places as might be designated by the parties from time to time.

HEIRS, ASSIGNS, SUCCESSORS

This lease is binding upon and inures to the benefit of the heirs, assigns, and successors in interest to the parties.

OPTION to RENEW

Provided that Lessee is not in default in the performance of this lease, Lessee shall have the option to renew the lease for an additional term of six months commencing at the expiration of the initial lease term. All the terms and conditions of the lease shall apply during the renewal term except that the monthly rent shall be the sum of fifteen thousand Dollars $15,000. The option shall be exercises by written notice given to Lessor not less than one hundred and twenty (120) Days prior to the expiration of the initial lease term. Should Lessee fail to give notice in the manner provided herein within the time specified, this option shall expire.

SUBORDINATION

This lease is and shall be subordinated to all existing and future liens and encumbrances against the property.

GOVERNING LAWS

This agreement shall be construed in accordance with the laws of the State of Rhode Island.

ENTIRE AGREEMENT

The foregoing constitutes the entire agreement between the parties and may be modified only in writing, signed by both parties. The following Exhibits, if any, have been made a part of this lease before the parties execution hereof:

Signed on this _______ day of _________________, ______.

By:	Phoenix Bulk Carriers (US) LLC	(Lessee)

By:

By:	109 Long Wharf LLC	(Lessor)

By: